Exhibit 3.127

New Jersey Division of Revenue

Commercial Recording

Certificate of Incorporation, Profit

(Title 14A:2-7 New Jersey Business Corporation Act

For Use by Domestic Profit Corporations)

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1.	Name of Corporation: ARAMARK Services Management of NJ, Inc.

2.	The purpose for which the corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:

3.	Registered Agent: CT CORPORATION SYSTEM

4.	Registered Office: 820 Bear Tavern Rd.

Trenton, New Jersey 08628

5.	The aggregate number of shares which the corporation shall have authority to issue is: 1,000

6.	If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

7.	If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

8.	The first Board of Directors shall consist of 2 Directors (minimum of one).

Name	Street Address	City	State	Zip
Barbara A. Austell	ARAMARK Tower 1101 Market Street	Philadelphia	Pennsylvania	19107
William Leonard	ARAMARK Tower 1101 Market Street,	Philadelphia	Pennsylvania	19107

9.	Name and Address of Incorporator(s):

Name	Street Address	City	State	Zip
Lilly Dorsa	ARAMARK Tower 1101 Market Street,	Philadelphia	Pennsylvania	19107

10.	The duration of the corporation is: Perpetual

11.	Other provisions:

12.	Effective Date (Not to exceed 90 days from date of filing): Perpetual

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this first day of December 1998.

Signature:	/s/ Lilly Dorsa	Signature:

Signature:		Signature: